EXHIBIT 21

                     SUBSIDIARIES OF MANUGISTICS GROUP, INC.

Listed below are the significant subsidiaries of the Company as of February 29, 2000 and their jurisdictions of organization. All of these subsidiaries are wholly owned by the Company.

                                                  State or
                                                  Jurisdiction
                                                  of Incorporation        Name Under Which
Name                                              or Organization         Subsidiary Does Business
----------------------------------------------    --------------------    --------------------------------------------
Manugistics, Inc.                                 Delaware                Manugistics, Inc.

Manugistics California, Inc.                      California              Manugistics California, Inc.

Manugistics France S.S.A.                         France                  Manugistics France S.A.

Manugistics FSC, Inc.                             Barbados                Manugistics FSC, Inc.

Manugistics U.K. Ltd.                             United Kingdom          Manugistics U.K. Ltd.

Manugistics Canada Company                        Nova Scotia             Manugistics Canada Company

Manugistics (Deutschland) GmbH                    Germany                 Manugistics (Deutschland) GmbH

Manugistics European Holding                                              Manugistics European Holding
Company B.V.                                      Netherlands             Company B.V.

Manugistics Services, Inc.                        Delaware                Manugistics, Inc.

Manugistics Japan K.K.                            Japan                   Manugistics Japan K.K.

Manugistics do Brasil Limtada                     Brazil                  Manugistics do Brasil Limtada

Manugistics Singapore PTE LTD                     Singapore               Manugistics Singapore PTE LTD

Manugistics Australia Pty LTD                     Australia               Manugistics Australia Pty LTD

Synchronized Manufacturing LTD                    United Kingdom          Synchronized Manufacturing LTD

Manugistics Holdings Delaware, Inc.               Delaware                Manugistics Holdings Delaware, Inc.

Synchronized Manufacturing Group, Ltd.            United Kingdom          Synchronized Manufacturing Group, Ltd.

Synchronized Manufacturing SA                     Belgium                 Synchronized Manufacturing SA